Exhibit 10.1

SETTLEMENT DEED

和解契约

This Settlement Deed (the “Settlement Deed”) is entered into effective as of the 4th day of May, 2023 (the “Effective Date”) , between ElectraMeccanica Vehicles Corp., with an address for notice and delivery located at 8057 North Fraser Way, Burnaby, British Columbia, Canada, V5J 5M8 (“ElectraMeccanica”), and Chongqing Zongshen Automobile Industry Co., Ltd. , with an address for notice and delivery located at Zongshen Industrial Zone, Chaoyouchang, Banan District 400054, Chongqing, China (“Zongshen”). ElectraMeccanica and Zongshen are herein collectively referred to as the “Parties” and each one as a “Party” for themselves, and on behalf of and for each of their respective past, present and future officers, directors, employees, agents, predecessors, successors and assigns.

本和解契约（“和解契约”）由ElectraMeccanica Vehicles Corp.，其通知和交付地址为8057 North Fraser Way, Burnaby, British Columbia, Canada, V5J 5M8（以下简称“ElectraMeccanica”）和重庆宗申机车工业制造有限公司，其通知和交付地址位为中国重庆市巴南区炒油场宗申工业园区，邮编号码：400054（以下简称“宗申”）于2023年5月4日（以下简称“生效日期”）签订生效。ElectraMeccanica和宗申在此统称为 “双方”，各自为 “一方”，并代表他们各自的过去、现在和未来的员工、董事、雇员、代理人、前任人、继承人和受让人。

RECITALS

背景

WHEREAS:

鉴于：

A.	ElectraMeccanica and Zongshen entered into a Manufacturing Agreement, dated September 29, 2017 (“Manufacturing Agreement”), as amended by an Extension of Manufacturing Agreement, dated June 23, 2021 (“Extension Agreement”), and as further amended by an Addendum to the Extension Agreement, dated June 23, 2021 (“Addendum”; and the Manufacturing Agreement, the Extension Agreement and the Addendum being, collectively, the “Agreements”);

ElectraMeccanica和宗申于2017年9月29日签订了一份制造协议（“制造协议”），该协议经2021年6月23日的展期制造协议（“展期协议”）修订，并经2021年6月23日的展期协议附录进一步修订（“附录”；制造协议、展期协议和附录统称为“协议”）；

B.	On December 20, 2022, ElectraMeccanica gave notice to Zongshen to immediately cease all production of Products as defined in the Manufacturing Agreement (“Cancellation Notice”), which included cancellation of a prior Purchase Order for 453 remaining SOLO vehicles;

于2022年12月20日，ElectraMeccanica向宗申发出通知，要求其立即停止生产制造协议中定义的所有产品（“取消通知”），其中包括取消一张之前签订和仍余下453辆SOLO车辆的采购订单；

C.	On February 16, 2023, ElectraMeccanica gave notice to Zongshen of potential claims against it for failure to provide Products that conform in all respects to their Specifications (as defined in the Manufacturing Agreement), are not merchantable and are not of good material and workmanship (the “Defect Notice”); and on February 22，2023, Zongshen replied Electrameccanica, stating that the products are manufactured strictly in accordance with the specifications provided by Electrameccanica and are tested with the performance testing criteria provided by Electrameccanica; according to the testing analysis by both parties, the proclaimed power loss, if any, is not caused by Zongshen, Electrameccanica shall resume to perform the Manufacturing Agreement.

于2023年2月16日，ElectraMeccanica向宗申发出通知，称其可能因宗申未能提供在所有方面都符合其规格（如制造协议中所定义的）的产品、产品不符合适销和在装配和制造过程中使用良好的材料和工艺的条件而对宗申提出索赔（“缺陷通知”）；及宗申于2023年2月22日回复ElectraMeccanica，表明宗申方是严格按照ElectraMeccanica所提供的规格制造产品，并使用ElectraMeccanica提供的性能测试标准来测试产品，按照双方对产品问题的检测分析，所谓的动力丢失问题即便存在，也不是宗申制造造成的，ElectraMeccanica应当继续履行制造协议。

D.	The Parties wish to resolve all issues relating to the Agreements, the Cancellation Notice and the Defect Notice (collectively, the “Agreements and Notices”), without admission of liability whatsoever by the Parties.

双方希望以彼此都不承认任何责任的基础解决与协议、取消通知和缺陷通知（统称为 “协议和通知”）有关的所有问题。

NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties covenant and agree as follows:

因此，考虑到本契约中所包含的共同契约以及其他良好和有价值的对价，双方承认这些对价的价值足够并达成以下契约：

AGREEMENTS

协议

Settlement Payment

和解金

1. On a without admission of liability basis and subject to the terms of this Settlement Deed, ElectraMeccanica shall pay Zongshen, on the terms set out below, a total settlement value of Nine Million United States dollars (USD $9,000,000.00), comprised of Eight Million United States dollars (USD $8,000,000.00) in cash and One Million United States dollars (USD $1,000,000.00) in vehicle parts as set forth in Schedule A (“Transferred Parts”), in full and final settlement, satisfaction, discharge and release of all present and future, actual or potential, claims that were or could have been brought in relation to the Agreements and Notices, inclusive of damages, costs, fees, expenses, unpaid invoices, interest and disbursements (the “Claims”), actions, causes of action, liabilities, rights and obligations (collectively, the “Settlement Amount”). The cash portion of the Settlement Amount will be due and payable by ElectraMeccanica to the order and the direction of Zongshen within 10 business days of the Effective Date hereof. ElectraMeccanica hereby transfers to Zongshen title to the vehicle parts set forth in Schedule “A” as of the Effective Date. In addition to the above consideration, ElectraMeccanica hereby transfers to Zongshen the ownership of all cash deposits previously made to Zongshen .

在不承认责任的基础上，根据本和解契约的条款，ElectraMeccanica应按照以下条款向宗申支付总价值为900万美元（USD 9,000,000.00）的和解金，其中包括800万美元（USD 8,000,000.00）现金和在附表“A”所列而价值100万美元（USD 1,000,000. 00）的车辆部件（“转让部件”），作为对所有现在和将来的、实际的或潜在的、与协议和通知有关的索赔（包括损害赔偿、成本、费用、开支、未付发票、利息和支出（“索赔”））、诉讼、诉因、责任、权利和义务（统称为 “和解金额”）的完全和最终解决、满足、解除和释放。 和解金额的现金部分将由ElectraMeccanica在生效日期后10个工作日内按照宗申的命令和指示支付。自生效日期起，ElectraMeccanica特此向宗申转让附表 “A”中所列车辆部件的所有权。另外ElectraMeccanica亦在此将之前已经支付给宗申的所有定金转为宗申拥有。

2. The Parties will each be responsible for their own legal, travel, expert and other expenses associated with this matter. Except as expressly provided for in this Settlement Deed, no amount shall be paid by either Party to the other in respect of costs.

双方将各自负责与此事项有关的法律、差旅、专家和其他费用。 除本和解契约中明确规定的情况外，任何一方都不得向另一方支付此等费用。

3. Contemporaneous with the execution of this Settlement Deed, the Parties shall execute a mutual release in the form attached to this Settlement Deed as Schedule “B” and deliver such executed release to one another’s counsel.

在签署本和解契约的同时，双方应按照本和解契约附表“B”的格式签署一份相互解除协议，并将已签署的解除协议交给对方的律师。

4. The Parties agree and understand that the considerations hereunder shall in no way be deemed to constitute an admission of liability or obligation by any Party to another Party, and that such liability or obligation is, in fact, expressly denied.

双方同意并理解本契约下的对价绝不应被视为构成任何一方对另一方的责任或义务的承认，而事实上，这种责任或义务已被明确否认。

Winding Down and Termination

结束和终止

5. In addition to the Settlement Amount, the Parties hereby further acknowledge and agree that, as of the Effective Date hereof:

除和解金额外，双方在此进一步承认并同意自本协议生效日期起：

(a)	to mutually cooperate in the orderly and complete winding down of the entire business which is evidenced by their prior relationship and arrangements through the Agreements and in the most efficient, effective, timely and cost-effective manner going forward.

相互合作，以最有效率、最有效、最及时和最符合成本效益的方式，有序和完整地结束整个业务（通过他们之前的关系及透过协议下的安排所证明）；~~(~~之所以删除所加的部分，是因为附加B中已涵盖双方对彼此的所有责任及义务的免责，在此不必重复了)

(b)	any rights granted to Zongshen by ElectraMeccanica under the Agreements and including, without limitation, to the SOLO, are terminated; However, the use of such items by Zongshen for the purpose of disposal of the items listed in Schedule A is excluded.

ElectraMeccanica根据协议授予宗申的任何权利，包括但不限于对SOLO的权利，均被终止；但是，宗申为处置附件A所列物品而使用该等物品的相关行为除外。

(c)	Zongshen will store and maintain in good and workmanlike condition all completed SOLOs and SOLO parts in its possession or under its control and including, without limitation, all SOLOs and/or SOLO parts, other than Transferred Parts, which are presently with Zongshen suppliers, until such time, and not extending December 31, 2023 under any circumstances. Starting from October 1, 2023, ElectraMeccanica shall bear the costs arising therefrom;

宗申将以良好和工作状态储存和维护其拥有或控制的所有已完成的SOLO和SOLO部件，包括但不限于目前在宗申供应商处的所有SOLO和/或SOLO部件（转让部件除外），ElectraMeccanica应在2023年12月31日前全面和完整处置所有SOLO和SOLO部件（转让部件除外），自2023年10 月1日起，由此产生的费用由Electameccanica承担。

(c)	Zongshen will store the 129 completed SOLOs in its possession, at no extra cost to ElectraMeccanica, for a period of up to September 30th, 2023, will keep the 129 SOLOs fully maintained and insured, and will facilitate transfer to a new warehouse or to a Chinese port(the cost of transfer and the port or the new warehouse is covered by ElectraMeccanica) designated by ElectraMeccanica in writing to facilitate a sale of the SOLOs by ElectraMeccanica; Starting from October 1st, 2023, ElectraMeccanica shall pay to Zongshen the warehouse rent, vehicle maintenance and insurance fee at USD 7300 per month, with the previous month's fee paid by the fifth day of each month. If ElectraMeccanica is late in payment or fails to transfer all SOLO and SOLO parts (excluding the “Transferred Parts”) to a new warehouse or Chinese port by December 31, 2023, then the SOLO and SOLO parts shall be deemed abandoned and Zongshen shall have the right to dispose them in the manner it deems most convenient and disposal costs shall be borne by ElectraMeccanica. The 45 SOLO vehicles that Zongshen has shipped to the port of Shanghai are deemed to have been delivered, and the related costs and risks are borne by ElectraMeccanica.

宗申将在不增加ElectraMeccanica费用的情况下，将其持有的129个已完成的SOLO储存至2023年9月30日，将对该129个SOLO进行全面保养和保险，并将协助转移其到新的仓库或ElectraMeccanica书面指定的中国港口（转运费、港口费用或新的仓库的费用由ElectraMeccanica承担），以方便ElectraMeccanica出售这些SOLO；自2023年10月1日起，ElectraMeccanica应当按照每月7300美元的标准向宗申支付库房租用、车辆保养及保险费，在每个月的第五日以前支付上个月的费用。ElectraMeccanica逾期付款的，或者未在2023年12月31日以前把所有SOLO和SOLO部件（转让部件除外）转移到新的仓库或中国港口的，则视为对SOLO和SOLO部件的放弃，宗申有权以其自认为最便捷的方式进行处置，费用由ElectraMeccanica承担。宗申已经发运至上海港的45个SOLO 车，视为已经完成了交付，相关费用及风险由ElectraMeccanica承担。

(d)	Zongshen will provide one office in good condition for an ElectraMeccanica employee or representative to assist in the wind down of the Solo business until December 31, 2023.

一直至2023年12月31日，宗申将为ElectraMeccanica的员工或代表提供一间条件良好的办公室，以协助SOLO业务的清算。

(collectively, the “Settlement Obligations”).

(统称为 “和解义务”)。

6. In the event that either Party breaches the terms of either this Settlement Deed including, without limitation, the failure to make the Settlement Payment or satisfy the ongoing Settlement Obligations, or the Release, to be executed in the form attached in Schedule “B”, or the confidentiality and non-disparagement provisions in paragraphs 7 to 10 of this Settlement Deed, the Party alleging such breach shall give notice of the breach and, if not satisfied within seven days that the breach has been cured, may refer the dispute and claim damages or other relief, including injunctive relief, to arbitration pursuant to paragraph 14 below, without prejudice to either Party’s right to seek injunctive relief from any competent Court.

如果任何一方违反了本和解契约的条款，包括但不限于未支付和解金或未履行正在进行的和解义务，或未按附表“B”的格式签署解除协议，或违反了本和解契约第7至10段中的保密性和不可贬低条款、 指称违约的一方应发出违约通知，如果在七天内不能确信违约已得到纠正，可根据下文第14段将争议提交仲裁并要求损害赔偿或其他救济，包括禁令救济措施，但此不影响任何一方向任何有管辖权的法院寻求禁令救济措施的权利。

Confidentiality

保密性

7. The Parties agree to keep this Settlement Deed and correspondence relating to the Agreements and Notices confidential and not to disclose them to any non-parties unless required by law; provided, however, that the foregoing shall not apply to any disclosures a Party reasonably determines it must make in any filing or disclosure required by applicable securities laws. Zongshen acknowledges that ElectraMeccanica is required to publicly disclose under United States securities law the monetary amount and payment terms referred to in paragraphs 1 and 5 above.

双方同意对本和解契约以及与协议和通知有关的通讯进行保密。除非法律要求，否则不向任何非当事人披露。但是，上述规定不适用于一方合理确认其必须在适用的证券法下提交任何文件或进行任何披露之披露。 宗申明白，根据美国证券法，ElectraMeccanica必须公开披露上文第1和第5段提及的金额和支付条款。

8. Notwithstanding the confidentiality provisions of paragraph 7, the Parties may disclose this Settlement Deed to their professional advisors including their lawyers, auditors, accountants, financial advisors or investment bankers, provided that the same confidentiality obligations as set out in paragraph 7 above, mutatis mutandis, be imposed on them.

尽管有第7段的保密规定，双方可向其专业顾问，包括其律师、审计师、会计师、财务顾问或投资银行家披露本和解契约，但这些人士必须遵守上文第7段规定的相同保密义务。

Non-Disparagement

不可贬低

9. The Parties shall not make any comment regarding the Claims made against the other Party, and shall not, in any event, make any disparaging, negative or defamatory statements, remarks or communications of any kind to anyone about the other Party, its business, products, officers, directors or employees, in relation to the Agreements and Notices.

双方不得就针对另一方的索赔发表任何评论，并且在任何情况下都不得就协议和通知向任何人发表关于另一方、其业务、产品、员工、董事或雇员的任何形式的贬低、负面或诽谤性的声明、言论或通信。

10. The Parties acknowledge and recognize that this section of the Settlement Deed is a material and significant provision of this Settlement Deed, and that breach of this provision could result in irreparable harm and financial damage to the other Party.

双方明白并承认，和解契约的这一部分是本和解契约的一个重要条款，违反这一条款可能会对另一方造成不可挽回的伤害和经济损失。

General

一般情况

11. This Settlement Deed and any amendment, supplement, restatement or termination of any term of this Settlement Deed may be executed and delivered in counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. Any Party may deliver an executed copy of this Settlement Deed, or any amendment, supplement, restatement or termination of any term of this Settlement Deed by facsimile or electronic transmission.

本和解契约以及对本和解契约任何条款的任何修改、补充、重述或终止，均可以对等文件形式签署和交付，每份文件在签署和交付时均为原件，但所有文件合在一起构成同一份文 书。 任何一方均可通过传真或电子传输方式交付本和解契约或本和解契约任何条款的任何修正、补充、重述或终止的已签署副本。

12. This Settlement Deed (including the recitals contained herein), together with the Schedules appended hereto, constitutes the entire agreement and understanding between the Parties relating to the subject matter hereof, and supersede all prior and other agreements, oral or written, made between the Parties with respect to any matter, and shall endure to the benefit and be binding upon all of the Parties hereto and their respective heirs, executors, administrators, successors and assigns. This Settlement Deed may not be amended or modified in any way except by a written instrument signed by all parties.

本和解契约（包括本契约中的背景），连同本契约所附的附表，构成双方之间关于此事宜的全部协议和理解，并取代双方之前就任何事项达成的所有和其他口头或书面协议，及对本协议所有各方及其各自的继承人、执行人、管理人、继任者和受让人具有利益和约束力。 本和解契约不得以任何方式进行修订或修改，除非由所有各方签署的书面文书。

13. The Parties shall give such further assurances and execute such further documents and do such acts as reasonably requested to give effect to and to carry out the intent and purpose of this Settlement Deed.

双方应作出进一步的保证，签署进一步的文件，并采取合理要求的行动，以落实和实现本和解契约的意图和目的。

14. This Settlement Deed shall be governed by the laws of Singapore. Any dispute arising out of or in connection with this Settlement Deed, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be Singapore. The Tribunal shall consist of one (1) arbitrator. The language of the arbitration shall be English. Arbitrators cannot be U.S. citizens, Canadian citizens or citizens of the People's Republic of China.

本和解契约应受新加坡法律管辖。由本和解契约引起的或与之有关的任何争议，包括有关其存在、有效性或终止的任何问题，应提交新加坡国际仲裁中心（“SIAC”）根据当时有效的新加坡国际仲裁中心仲裁规则（“SIAC规则”）进行仲裁并最终解决，而该规则将被视为纳入本条款。 仲裁的地点应是新加坡。仲裁庭应由一（1）名仲裁员组成。仲裁的语言应为英语。仲裁员不能是美国公民、加拿大公民或中华人民共和国公民。

15. This Agreement is drafted in English and Chinese versions. Both English and Chinese of shall be deemed to be equally authentic. If there is any discrepancy between the Chinese version and English version, the English version shall prevail.

本协议以中文和英文起草，两种语言文本具有同等法律效力，文本若有不一致之处，则以英文为准。

16. The Parties acknowledge that each has obtained or waived independent legal advice in connection with this Settlement Deed and further acknowledge that each understands and freely and voluntarily accepts each and every term of this Settlement Deed.

双方承认各自已获得或放弃与本和解契约有关的独立法律意见，并进一步承认各自理解并自由自愿接受本和解契约的每一项条款。

[The rest of this page left intentionally blank. The signature page follows.]

[本页其余部分故意留空，签名页在后。]

IN WITNESS WHEREOF, and in consideration of the foregoing, each of the Parties hereto has caused this Settlement Deed to be executed as a deed by its proper officer in that respect duly authorized and effective as of the Effective Date.

在考虑到上述情况，双方各方已促使本和解契约以契约形式由经正式授权的适当人士签署，并于生效日期生效，以茲证明。

Signed, sealed and delivered as a deed by: 以契约形式签署、盖印及交付 Chongqing Zongshen AUTOMOBILE INDUSTRY CO., LTD. 重庆宗申机车工业制造有限公司

Name:
姓名：	/s/ [Illegible Signature]

Title:
职位：	[Illegible Title]

I have authority to bind the corporation. 本人有权利约束公司。 Name of witness: 见证人姓名： Address of witness: 见证人地址：

Signed, sealed and delivered as a deed by: 以契约形式签署、盖印及交付 Electrameccanica Vehicles Corp.

/s/ Susan E. Docherty
Name: Susan E. Docherty 姓名：
Title: Chief Executive Officer 职位：
I have authority to bind the corporation. 本人有权利约束公司。

Name of witness:

见证人姓名：

Address of witness:

见证人地址：

Schedule “A”

附表“A”

Spare Parts & Molds

备件和模具

All SOLO spare parts and molds in Zongshen’s or Zongshen supplier’s possession in the following categories: refer to Schedule A-1 “list of SOLO transferred parts” and schedule A-2 “list of SOLO molds” for details.

宗申或宗申供应商持有的以下类别的所有SOLO备件和模具：详见附表A-1《SOLO转让部件清单》和附表A-2《SOLO模具清单》。

[This schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to provide this schedule to the Securities and Exchange Commission upon request.]

Schedule “B”

附件“B”

DEED OF MUTUAL RELEASE

相互解除契约

This Deed of Mutual Release (the “Release”) is entered into effective on May 4, 2023 (the “Effective Date”), between ElectraMeccanica Vehicles Corp., with an address for notice and delivery located at 8057 North Fraser Way, Burnaby, British Columbia, Canada, V5J 5M8 (“ElectraMeccanica”), and Chongqing Zongshen Automobile Industry Co., Ltd., with an address at Zongshen Industrial Zone, Chaoyouchang, Banan District 400054, Chongqing, China (“Zongshen”). ElectraMeccanica and Zongshen are herein collectively referred to as the “Parties” and each one as a “Party” for themselves, and on behalf of and for each of their respective past, present and future officers, directors, employees, agents, predecessors, successors and assigns.

本相互解除契约（“解除契约”）由ElectraMeccanica Vehicles Corp.，其通知和交付地址为8057 North Fraser Way, Burnaby, British Columbia, Canada, V5J 5M8（以下简称“ElectraMeccanica”）和重庆宗申机车工业制造有限公司，其通知和交付地址位为中国重庆市巴南区炒油场宗申工业园区，邮编号码：400054（以下简称“宗申”）于2023年5月4日（以下简称“生效日期”）签订生效。ElectraMeccanica和宗申在此统称为 “双方”，各自为 “一方”，并代表他们各自的过去、现在和未来的员工、董事、雇员、代理人、前任人、继承人和受让人。

RECITALS

背景

WHEREAS:

鉴于：

A.	ElectraMeccanica and Zongshen entered into a Manufacturing Agreement, dated September 29, 2017 (“Manufacturing Agreement”), as amended by an Extension of Manufacturing Agreement, dated June 23, 2021 (“Extension Agreement”), and as further amended by an Addendum to the Extension Agreement, dated June 23, 2021 (“Addendum”; and the Manufacturing Agreement, the Extension Agreement and the Addendum being, collectively, the “Agreements”);

ElectraMeccanica和宗申于2017年9月29日签订了一份制造协议（“制造协议”），该协议经2021年6月23日的展期制造协议（“展期协议”）修订，并经2021年6月23日的展期协议附录进一步修订（“附录”；制造协议、展期协议和附录统称为“协议”）；

B.	On December 20, 2022, ElectraMeccanica gave notice to Zongshen to immediately cease all production of Products as defined in the Manufacturing Agreement (“Cancellation Notice”), which included cancellation of a prior Purchase Order for 453 remaining SOLO vehicles. Following delivery of the Cancellation Notice, Zongshen disputed ElectraMeccanica’s calculations of the amounts owing to it;

于2022年12月20日，ElectraMeccanica向宗申发出通知，要求其立即停止生产制造协议中定义的所有产品（“取消通知”），其中包括取消一张之前签订和仍余下453辆SOLO车辆的采购订单。取消通知送达后，宗申对ElectraMeccanica对其所欠金额的计算提出异议；

C.	On February 16, 2023, ElectraMeccanica gave notice to Zongshen of potential claims against it for failure to provide Products that conform in all respects to their Specifications (as defined in the Manufacturing Agreement), are not merchantable and are not of good material and workmanship (the “Defect Notice”); on February 22，2023, Zongshen replied Electrameccanica, stating that the products are manufactured strictly in accordance with the specifications provided by Electrameccanica and are tested with the performance testing criteria provided by Electrameccanica; according to the testing analysis by both parties, the proclaimed power loss, if any, is not caused by Zongshen, Electrameccanica shall resume to perform the Manufacturing Agreement.

于2023年2月16日，ElectraMeccanica向宗申发出通知，称其可能因宗申未能提供在所有方面都符合其规格（如制造协议中所定义的）的产品、产品不符合适销和在装配和制造过程中使用良好的材料和工艺的条件而对宗申提出索赔（“缺陷通知”）；及宗申于2023年2月22日回复ElectraMeccanica，表明宗申方是严格按照ElectraMeccanica所提供的规格制造产品，并使用ElectraMeccanica提供的性能测试标准来测试产品，按照双方对产品问题的检测分析，所谓的动力丢失问题即便存在，也不是宗申制造造成的，ElectraMeccanica应当继续履行制造协议。

D.	A dispute arose between the Parties relating to the Agreements, the Cancellation Notice and the Defect Notice (collectively, the “Agreements and Notices”); and

双方之间出现了与协议、取消通知和缺陷通知（统称为 “协议和通知”）有关的争议；及

E.	The Parties executed a Settlement Deed to resolve all issues relating to the Agreements and Notices, without admission of liability whatsoever by the Parties (the “Settlement Deed”); this form of Release being Schedule “B” to the Settlement Deed.

双方在均不承认任何责任的基础上签署了一份《和解契约》，以解决与协议和通知有关的所有问题（“和解契约”）；此解除契约是和解契约的附表 “B”。

NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties covenant and agree as follows:

因此，考虑到本契约中所包含的共同契约以及其他良好和有价值的对价，双方承认这些对价的价值足够并达成以下契约：

AGREEMENTS

协议

1.	RECITALS

背景

Each of the Parties represents and warrants to the other that the recitals set out above are true and correct and form part of this Release.

双方各方都向另一方声明和保证，上述背景是真实和正确的，并构成本解除契约的一部分。

2.	RELEASE OF CLAIMS

索赔的解除

The Parties and any affiliate, subsidiary or related corporation, together with their respective officers, directors, principals, employees, agents, representatives, and each of their successors and assigns, agree to hereby release and forever discharge one another from any claims and/or potential claims, whether presently known or unknown, that the Parties ever had, now have or hereinafter shall or may have by reason of, arising out of, or in any way relating to any matters raised in or connected with the Agreements and Notices, excluding claims under the Settlement Deed (collectively, the “Released Claims”).

双方及任何附属机构、子公司或相关公司，连同其各自的员工、董事、负责人、雇员、代理人、代表，以及他们的每一个继承人和受让人同意在此解除并永远免除各方过去、现在或今后将或可能因协议和通知中提出的或与之相关的任何事项而产生的任何索赔和/或潜在索赔（统称 “被解除的索赔”），不包括和解契约项下的索赔。

3.	NO ADMISSION OF LIABILITY

不承认责任

The Parties agree and understand that the aforesaid consideration shall in no way be deemed to constitute an admission of liability or obligation by any Party to another Party, and that such liability or obligation is, in fact, expressly denied.

双方同意并理解上述对价绝不应被视为构成任何一方对另一方的责任或义务的承认，而事实上，这种责任或义务已被明确否认。

4.	COMPLETE DEFENCE

完全抗辩

The Parties agree and understand that this Release shall be deemed to be a complete defence and bar to any subsequent claim, demand, complaint, action or proceeding of any kind and in any jurisdiction and forum in any way arising from or out of or in any way related to the Released Claims.

双方同意并理解，本解除契约应被视为对随后在任何司法管辖区和地方发生的、由被解除的索赔引起的或以任何方式与之相关的任何种类的索赔、要求、投诉、诉讼或程序的完全抗辩和障碍。

5.	NO CLAIM OVER

不可延申索赔

The Parties agree and undertake not to make any claims or take any proceedings against any other person or entity which gives rise or may give rise to a claim over for contribution or indemnity from the other Party arising out of the Released Claims. It is further agreed and understood that if any of the Parties commences such an action or take such proceeding, that they will immediately discontinue the proceeding and/or fully indemnify the Party against whom such a claim for contribution or indemnity is made for any damages or losses suffered as a result of such claim and all of their legal costs.

双方同意并承诺不对任何其他个人或实体提出任何索赔或采取任何程序，以引起或可能引起对另一方因被解除的索赔而提出的分担或弥偿的索赔。 双方还同意并理解，如果任何一方开始这样的诉讼或采取这样的程序，他们将立即停止该程序和/或完全弥偿被要求分担或弥偿的一方因该要求而遭受的任何损害或损失及其所有法律费用。

6.	NO ASSIGNMENT OF CLAIMS

不可转让索赔

The Parties hereby represent, warrant and covenant that they will not assign and have not assigned or purported to assign any of the Released Claims to any person, firm, corporation, partnership or other entity. Each of the Parties agrees to fully indemnify the other from and against any claim arising out of any such actual or purported assignment in the event such has taken place.

双方在此声明、保证和约定，他们将不会、也没有向任何个人、公司、企业、合伙业务或其他实体转让或意图转让任何被解除的索赔。 如果任何此类实际或意图的转让已经发生的话，双方各方都同意完全弥偿对方因此而产生的任何索赔，如果已经发生的话。

7.	COUNTERPARTS

副本

This Release may be executed in one or more counterparts (including by facsimile, PDF or other form of electronic signature), each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

本解除契约可由一份或多份副本（包括通过传真、PDF或其他形式的电子签名）签署，每份文件都应被视为正本，而所有文件合在一起则构成同一份文书。

8.	GOVERNING LAW

适用法律

This Release shall be governed by the laws of Singapore. Any dispute arising out of or in connection with this Release, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be Singapore. The Tribunal shall consist of one (1) arbitrator. The language of the arbitration shall be English. Arbitrators cannot be U.S. citizens, Canadian citizens or citizens of the People's Republic of China.

本解除契约应受新加坡法律管辖。 由本解除契约引起的或与之有关的任何争议，包括有关其存在、有效性或终止的任何问题，应提交新加坡国际仲裁中心（“SIAC”）根据当时有效的新加坡国际仲裁中心仲裁规则（“SIAC规则”）进行仲裁并最终解决，而该规则将被视为纳入本条款。 仲裁的地点应是新加坡。仲裁庭应由一（1）名仲裁员组成。仲裁的语言应为英语，仲裁员不能是美国公民、加拿大公民或中华人民共和国公民）。

9.	LANGUAGE

语言文本

This Agreement is drafted in English and Chinese versions. Both English and Chinese of shall be deemed to be equally authentic. If there is any discrepancy between the Chinese version and English version, the English version shall prevail.

本协议以中文和英文起草，两种语言文本具有同等法律效力，文本若有不一致之处，则以英文为准。

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IN WITNESS WHEREOF, and in consideration of the foregoing, each of the Parties hereto has caused this Release to be executed as a deed by its proper officer in that respect duly authorized and effective as of the Effective Date

在考虑到上述情况，双方各方已促使本解除契约以契约形式由经正式授权的适当人士签署，并于生效日期生效，以茲证明。

Signed, sealed and delivered as a deed by: 以契约形式签署、盖印及交付 Chongqing Zongshen AUTOMOBILE INDUSTRY CO., LTD. 重庆宗申机车工业制造有限公司

Name:
姓名：

Title:
职位：

I have authority to bind the corporation. 本人有权利约束公司。 Name of witness: 见证人姓名： Address of witness: 见证人地址：

Signed, sealed and delivered as a deed by: 以契约形式签署、盖印及交付 Electrameccanica Vehicles Corp.

Name:
姓名：

Title:
职位：

I have authority to bind the corporation. 本人有权利约束公司。

Name of witness:

见证人姓名：

Address of witness:

见证人地址：